UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 24, 2009

Sloud, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	13-4314229
State of Incorporation	IRS Employer Identification No.

2230 George C. Marshall Dr.,
Falls Church
VA 22043
Address of principal executive offices

(703) 888-6922
Issuer's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 24, 2009, the members of the Board of Directors of the Sloud, Inc. appointed Paul Rozenberg as a member of the Board of Directors to serve until the next annual meeting of the Corporation's shareholders or his earlier death, resignation or removal from office

Mr. Rozenberg has extensive experience in the field of IT technology and finance. He was one of the first IT managers who helped Western Companies save money by outsourcing their business and finding operating efficiencies in Eastern Europe. Since 2005 he has acted as an independent consultant and has been facilitating Joint Ventures between Eastern European Companies and Western Companies and consulting for startup companies in the former soviet union with respect to capital raising and business plan execution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sloud, Inc.

Date: December 2, 2009	By:	/s/ Gene Sokolov

Gene Sokolov
Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)